Exhibit 10.5

Second Amendment to Net Lease Agreement between CCMRED 40, LLC (as
Landlord) and Heska Corporation (as Tenant)

This document (the “Second Amendment”) is the second amendment to, and shall be considered an integral part of, the Net Lease Agreement dated effective as of May 24, 2004 between CCMRED 40, LLC and Heska Corporation, as amended by First Amendment to Net Lease Agreement and Development Agreement dated February 11, 2005 (the “Amended Document”). All defined terms from the Amended Document shall apply to the Second Amendment. To the extent the Amended Document and the Second Amendment conflict, the Second Amendment shall rule.

PRINCIPAL TERMS    Terms appearing in quotations below are definitions of such terms as used in the Lease and shall have the defined meaning whenever used.

“May Payment”:	Tenant shall pay Landlord $13,929.15 for access to the Building during the month of May 2005.

“Commencement Date:”:	12:01 a.m., June 1, 2005

“Expiration Date:”:	12:00 midnight, May 31, 2023

“Lease Year:”:	Each year during the Term of the Lease beginning on the Commencement Date or an anniversary of the Commencement Date. An individual Lease Year shall be abbreviated as “LYxx”. For example, the year beginning on the Commencement Date (June 1, 2005 to May 31, 2006) is “LY05” and the year beginning on the first anniversary of the Commencement Date (June 1, 2006 to May 31, 2007) is “LY06”.

“CPI:”:	For each Lease Year, the level of the U.S. Consumer Price Index -All Urban Consumers - All Items (CPI-U) U.S. City Average (1982-84=100) for March of the year in which the Lease Year begins. For example, the LY05 CPI is equal to the March 2005 U.S. Consumer Price Index - All Urban Consumers - All Items (CPI-U) U.S. City Average (1982-84=100) (193.3).

“CPI Increase:”:	For each Lease Year, beginning with LY07, the CPI Increase for the then current Lease Year will be equal to the sum of (a) the current Lease Year’s CPI divided by the previous Lease Year’s CPI and (b) negative 1. For example, if the LY07 CPI is 200.0 and the LY06 CPI is 193.3, then the LY07 CPI Increase is 0.03466 ((200.0/193.3)-1)).

“CPI Adjustment:”:	For each Lease Year, beginning with LY07, the CPI Adjustment is the greater of (a) twenty (20) times the Lease Year’s CPI Increase plus one (1), or (b) one (1). For example, if the LY07 CPI Increase is 0.03466, the LY07 CPI Adjustment is 1.6932 ((20 x 0.03466) + 1)), which is greater than 1); similarly, if the LY07 CPI Increase is -0.01, the LY07 CPI Adjustment would be equal to 1 (because ((20 x -0.01) + 1) equals 0.80, which is less than 1).

“Rent Adjustment:”:	For each Lease Year, beginning with LY07, the Rent Adjustment is the lesser of (a) the Lease Year’s CPI Adjustment, or (b) 1.03. For example, if the LY07 CPI Adjustment is 1.6932, the LY07 Rent Adjustment is 1.03 (1.03 is less than 1.6932).

“LY05 Annual Base Rent:”:	$1,151,476.20

“LY06 Annual Base Rent:”:	$1,220,564.77

“Annual Base Rent:”:	For each Lease Year, beginning with LY07, the Annual Base Rent is equal to the product of (a) the previous Lease Year’s Annual Base Rent times (b) the current Lease Year’s Rent Adjustment. For example, if the LY07 Rent Adjustment is 1.03, the LY07 Annual Base Rent would be $1,257,181.71 (LYO6 Annual Base Rent of $1,220,564.77 times the current Lease Year’s Rent Adjustment of 1.03).

“Monthly Base Rent:”:	For each Lease Year, an amount equal to the Lease Year's Annual Base Rent divided by 12. For example, the LY05 Monthly Base Rent is equal to $95,956.35 ($1,151,476.20 divided by 12).

This document may be executed in counterparts, each of which shall constitute the original.

HESKA CORPORATION,
a Delaware Corporation

By:    /s/ ROBERT B. GRIEVE
Robert B. Grieve
Chairman and Chief Executive Officer

ATTEST:

By:    /s/ JASON NAPOLITANO
Jason A. Napolitano
Executive Vice President, Chief Financial Officer
& Secretary

“Tenant”	CCMRED 40, LLC, a Colorado Limited Liability Company By: McWhinney Real Estate Services, Inc., a Colorado Corporation, Manager By: /s/ DOUGLAS L. HILL Douglas L. Hill Chief Operating Officer “Landlord”